EXHIBIT D


                             JOINT INSURED AGREEMENT

     WHEREAS, Old Mutual 2100 Absolute Return Fund, L.L.C., Old Mutual 2100 Absolute Return Institutional Fund, L.L.C., Old Mutual 2100 Absolute Return Master Fund, L.L.C., Old Mutual 2100 Emerging Managers Fund, L.L.C., Old Mutual 2100 Emerging Managers Institutional Fund, L.L.C. and Old Mutual 2100 Emerging Managers Master Fund, L.L.C. (the "Funds") are each non-diversified, closed-end management investment companies registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Funds are required to provide and maintain a fidelity bond pursuant to Rule 17g-1 under the 1940 Act; and

     WHEREAS, paragraph (b) of Rule 17g-1 provides that the fidelity bond may be in the form of a joint insured bond covering the Funds; and

     WHEREAS, the Board of Managers of each Fund (the "Managers"), including a majority of those Managers who are not "interested persons" (as that term is defined by the 1940 Act) of the Fund, have made the determinations required by Rule 17g-1, including those provisions specifically applicable to a joint insured bond;

     NOW, THEREFORE, the Funds hereby agree as follows:

     1. The Funds will each pay a portion of the premiums for the joint insured fidelity bond which is allocated to each party pro rata according to the percentage the party's net assets bears to the aggregate net assets of all the insured parties.

     2. In the event recovery is received under the joint insured bond as a result of a loss sustained by more than one of the insured parties, each party shall receive an equitable and proportionate share of the recovery, but such recovery shall be in an amount at least equal to the amount which such party would have received had it provided and maintained a single insured bond with the minimum coverage required by paragraph (d)(1) of Rule 17g-1 under the 1940 Act.


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     This Agreement may be executed  simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Dated:  February 21, 2007          OLD MUTUAL 2100 ABSOLUTE RETURN
                                   FUND, L.L.C.


                                   By: /s/ William J. Landes
                                       ---------------------------------------
                                       Name:  William J. Landes
                                       Title: Principal Manager


                                   OLD MUTUAL 2100 ABSOLUTE RETURN
                                   INSTITUTIONAL FUND, L.L.C.

                                   By: /s/ WILLIAM J. LANDES
                                       --------------------------------
                                       Name:  William J. Landes
                                       Title:     Principal Manager

                                   OLD MUTUAL 2100 ABSOLUTE RETURN
                                   MASTER FUND, L.L.C.

                                   By: /s/ WILLIAM J. LANDES
                                       --------------------------------
                                       Name:  William J. Landes
                                       Title: Principal Manager

                                   OLD MUTUAL 2100 EMERGING MANAGERS FUND,
                                   L.L.C.

                                   By: /s/ WILLIAM J. LANDES
                                       --------------------------------
                                       Name:  William J. Landes
                                       Title: Principal Manager

                                   OLD MUTUAL 2100 EMERGING MANAGERS
                                   INSTITUTIONAL FUND, L.L.C.

                                   By: /s/ WILLIAM J. LANDES
                                       --------------------------------
                                       Name:  William J. Landes
                                       Title: Principal Manager

                                   OLD MUTUAL 2100 EMERGING MANAGERS MASTER
                                       FUND, L.L.C.

                                   By: /s/ WILLIAM J. LANDES
                                      --------------------------------
                                       Name:  William J. Landes
                                       Title: Principal Manager